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                                                                   Exhibit 10.39

                      DATED the 18th day of September 2004

                    HUTCHISON TELECOMMUNICATIONS LIMITED   (1)

                    WIDCOMBE LIMITED                       (2)

                             ----------------------

                ACKNOWLEDGMENT OF DEBT AND ASSIGNMENT OF ADVANCES
                                    AGREEMENT

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THIS AGREEMENT is made the 18th day of September 2004

BETWEEN

(1) HUTCHISON TELECOMMUNICATIONS LIMITED, a company incorporated in Hong Kong whose registered office is at 22/F Hutchison House, 10 Harcourt Road, Hong Kong (the "HTL"); and

(2) WIDCOMBE LIMITED, a company incorporated in British Virgin Islands whose registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Widcombe").

WHEREAS:

(A) Widcombe owes to HTL the Outstanding Debts (as defined below), which sum the parties have agreed is to be repaid to HTL on the terms and subject to the conditions set out herein.

(B) HTL has made Advances (as defined below) to HTP and wishes to transfer to Widcombe, and Widcombe wishes to accept the assignment, of the Advances on the terms and subject to the conditions set out in this Agreement.

NOW THIS AGREEMENT WITNESSETH as follows:

Definitions

1. In this Agreement, (including the Recitals), the words and expressions set out below shall have the respective meanings attributed to them below unless the context otherwise requires:

     "Debt" has the meaning given in Clause 2;

     "First Advance" means aggregate sum of US$14,868,227.63 advanced by HTL to HTP during the period from 1 January 2002 to 31 December 2002 (both days inclusive);

     "Second Advance" means the aggregate sum of US$8,778,598.60 advanced by HTL to HTP during the period from 1 January 2003 to 31 December 2003 (both days inclusive);

     "Third Advance" means the aggregate sum of US$3,960,000.00 advanced by HTL to HTP during the period from 1 January 2004 to 30 June 2004 (both days inclusive).

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Acknowledgement and Repayment of Debt

1.   HTL hereby confirms, and Widcombe hereby acknowledges that:

     (a) On or about 31 December 2002, HTL assigned to Widcombe the First Advance for a consideration payable by Widcombe to HTL of US$14,868,227.63 (the "First Debt");

     (b) on or about 31 December 2003, HTL assigned to Widcombe the Second Advance for a consideration payable by Widcombe to HTL of US$8,778,598.60 (the "Second Debt");

     (c) that the First Debt and the Second Debt in the aggregate sum of US$23,646,826.23 (the "Outstanding Debts") is an outstanding debt owed by Widcombe to HTL as at the date of this Agreement.

2. The Outstanding Debt shall be interest free and shall be repaid by Widcombe to HTL (or its nominee) upon demand by HTL.

Assignment of the Third Advance

3. In consideration of the sum of US$3,960,000 payable by Widcombe to HTL, HTL as legal and beneficial owner of the Third Advance hereby assigns unto Widcombe absolutely all its rights, title and interest in the Third Advance together with all rights attaching thereto.

4.   HTL hereby warrants to Widcombe that:

     (a) the Third Advance is valid and subsisting and free from all claims, charges, liens, encumbrances, options, equities of any kind, compromise, releases, waivers, defects, and any agreement for any of the same; and

     (b) HTL has the right, authority and power to assign its benefit of and in the Third Advance in the manner set out in this Agreement.

Miscellaneous

5. Each party hereto undertakes to the other parties that it will do all such things and execute all such documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

6. Each party undertakes that it shall not reveal, and shall cause its shareholders, directors, senior executives, employees and agents not to reveal, to any third party any information concerning the transactions contemplated hereunder and/or the contents hereof (collectively, "Confidential Information") without the prior

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     written approval of the other party hereto, save and except a disclosure of this Agreement to HTP.

     Nothing in this Clause 6 shall prevent a party hereto from using or disclosing any Confidential Information which (a) is already known by such party at the time it is disclosed to it; (b) has been rightfully received by such party from a third party without a breach of an obligation of confidentiality; (c) is in the public domain through no wrongful act of such party; (d) is independently developed by such party without use, directly or indirectly, of the Confidential Information; (e) is required to be disclosed by applicable law, regulation or legal process or by judicial order; or (f) is in connection with the proposed spin off and listing of Hutchison Telecommunications International Limited.

     Notwithstanding anything contained in this Agreement, each party acknowledges and agrees that the other party(ies) may be required by law or any competent regulatory body (including but without limitation to The Stock Exchange of Hong Kong Limited and the Securities and Futures Commission) to issue time sensitive and/or urgent announcements relating to this Agreement or matters contemplated under this Agreement. Each party shall procure to be provided to the other parties a copy of each drafts of such time sensitive and/or urgent announcements promptly, and shall consider in good faith any comments provided to it in a timely manner by the other parties to the extent reasonably practicable within the time frame stipulated by law or by the relevant competent regulatory body.

7. Any notice required or permitted to be given by or under this Agreement shall be given in writing by delivering it to the party concerned to the address or facsimile number of that party below or such other address or facsimile number as the party concerned may have notified to the others in accordance with this Clause 5. Any such notice shall be deemed to be served if sent by hand at the time of delivery, or if sent by facsimile, on the date of complete transmission, or if sent by post, the third day after posting, or if sooner upon acknowledgement of receipt by or on behalf of the party to which it is addressed.

     Assignor:    Hutchison Telecommunications Limited
     Address:     22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong
     Attention:   The Company Secretary
     Fax No.:     (852) 2128 1778

     Assignee:    Widcombe Limited
     Address:     22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong
     Attention:   The Company Secretary
     Fax No.:     (852) 2128 1778

6. This Agreement is governed by and shall be construed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") for the time being in force and the parties hereto hereby

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     irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in relation to any proceedings arising out of or in connection with this Agreement.

IN WITNESS whereof this Agreement has been duly signed on the date first above written.


Signed by Edith Shih           )
For and on behalf of           )
HUTCHISON TELECOMMUNICATIONS   )    /s/ Edith Shih
LIMITED                        )    ------------------------
in the presence of :           )


/s/ Steven P. Allen
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    Steven P. Allen


Signed by Ting Chan            )
For and on behalf of           )    /s/ Ting Chan
WIDCOMBE LIMITED               )    ------------------------
in the presence of :           )


/s/ Steven P. Allen
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